                                                                     Exhibit 3.1



Microfilm Number _____________    Filed with the Department of State on _______


Entity Number ________________

                                  ---------------------------------------------
                                          Secretary of the Commonwealth


              ARTICLES OF AMENDMENT-DOMESTIC BUSINESS CORPORATION
                             DSCB:15-1915 (Rev 91)


      In compliance with the requirements of 15 Pa.C.S. (S) 1915 (relating to articles of amendment), the undersigned business corporation, desiring to amend its Articles, hereby states that:

1. The name of the corporation is:  Centocor Diagnostics, Inc.
                                  ----------------------------------------------

--------------------------------------------------------------------------------

2. The (a) address of this corporation's current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

   (a) 244 Great Valley Parkway     Malvern    PA   19355      Chester
      --------------------------------------------------------------------------
      Number and Street               City   State   Zip        County

   (b) c/o:
           ---------------------------------------------------------------------
           Name of Commercial Registered Office Provider        County

   For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3. The statute by or under which it was incorporated is:

   PA Business Corporation Law of 1988
   -----------------------------------------------------------------------------

4. The date of its incorporation is: August 14, 1997
                                    --------------------------------------------

5. (Check, and if appropriate complete, one of the following):

    X The amendment shall be effective upon filing these Articles of Amendment --- in the Department of State.

       The amendment shall be effective on: _______________ at ________________
   ---                                            Date                Hour

6. (Check one of the following):

    X The amendment was adopted by the shareholders (or members) pursuant to 15 --- Pa.C.S. (S) 1914(a) and (b).

       The amendment was adopted by the board of directors pursuant to 15 --- Pa.C.S. (S) 1914(c).

7. (Check, and if appropriate complete, one of the following):

       The amendment adopted by the corporation, set forth in full, is as --- follows:

    X The amendment adopted by the corporation is set forth in full in Exhibit --- A attached hereto and made a part hereof.

8. (Check if the amendment restates the Articles):

    X The restated Articles of Incorporation supersede the original Articles --- and all amendments thereto.

   IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this __________ day of November, 1997.


                                               CENTOCOR DIAGNOSTICS, INC.
                                        ---------------------------------------
                                                  (Name of Corporation)

                                        BY:
                                           ------------------------------------
                                                (Signature) R. James Danehy

                                        TITLE: President
                                              ---------------------------------

                                   EXHIBIT A
                                   ---------

                AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                      OF
                          CENTOCOR DIAGNOSTICS, INC.

1. The name of the Corporation is Centocor Diagnostics, Inc.

2. The address of the Corporation's registered office in the Commonwealth of Pennsylvania is 244 Great Valley Parkway, Malvern, PA 19355.

3. The Corporation shall have unlimited power to engage in and do any lawful act concerning any or all lawful business for which corporations may be incorporated under the Pennsylvania Business Corporation Law of 1988, as amended.

4. The Corporation shall have perpetual existence.

5. The aggregate number of shares which the Corporation shall have authority to issue is 50,000,000 shares, of which 25,000,000 shares shall be designated as Class A Common Stock, par value $.01 per share and of which 10,000,000 shall be designated as Class B Common Stock, par value $.01 per share. The Class A Common Stock and the Class B Common Stock are hereinafter collectively referred to as the "Common Stock."

      A. The powers, preferences, qualifications, limitations and other rights of the Class A Common Stock and the Class B Common Stock, respectively, shall be as follows:

          (i)   Rights.  Except as otherwise required by law or as otherwise
                ------
                provided in these Articles of Incorporation, each share of Class A Common Stock and each share of Class B Common Stock shall have identical powers, preferences, qualifications, limitations and other rights, including rights in liquidation and rights upon a merger or consolidation of the Corporation.

          (ii)  Voting.  Except as otherwise expressly required by law or as
                ------
                otherwise provided in these Articles of Incorporation, with respect to all matters upon which shareholders of the Corporation are entitled to vote, the holders of Class A Common Stock and Class B Common Stock shall vote together as a single class, with: (i) each holder of Class A Common Stock entitled to one vote for each share of Class A Common Stock held; and (ii) each holder of Class B Common Stock entitled to ten votes for each share of Class B Common Stock held.

          (iii) Dividends.  Each share of Class A Common Stock and each share of
                ---------
                Class B Common Stock shall be equal in respect of rights to dividends and distributions, except that in the case of dividends or other distributions payable in shares of Common Stock, including distributions pursuant to stock splits or divisions:

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

                (i) only shares of Class A Common Stock shall be distributed with respect to the Class A Common Stock and (ii) only shares of Class B Common Stock shall be distributed with respect to the Class B Common Stock. The number of shares of Class A Common Stock and Class B Common Stock so distributed shall be equal in number on a per share basis.

          (iv)  Stock Splits.  The Corporation shall not split, divide,
                ------------
                reclassify or combine either the shares of Class A Common Stock or the shares of Class B Common Stock unless, at the same time, the Corporation splits, divides, reclassifies or combines, as the case may be, the shares of the other class of Common Stock in the same proportion and manner.

      The Board of Directors shall have the full authority permitted by law to make divisions of the authorized shares into classes and into series within any class and to make determinations of the designation and the number of shares of any class or series and determinations of the voting rights, preferences, limitations and special rights, if any, of the shares of any class or series, including the power to increase the previously determined number of shares of any class or series, including, but not limited to, shares of Class A Common Stock, and shares of Class B Common Stock, to a number not greater than the aggregate number of shares of all classes and series that the Corporation is authorized to issue and to decrease the previously determined number of shares of any class or series, including, but not limited to, shares of Class A Common Stock, and shares of Class B Common Stock, to a number not less than that then outstanding. Additionally, the number of shares designated as Class A Common Stock and Class B Common Stock may be decreased in accordance with paragraph C(iv) below without the consent of any holders of any outstanding shares of the Corporation.

   B. Without any other action on the part of the Corporation or any other person, immediately upon the effectiveness of these Amended and Restated Articles of Incorporation (the "Effective Time"), each share of the Corporation's common stock, par value $.01 per share, (the "Old Common Stock") issued and outstanding immediately prior to the Effective Time shall be changed into and reclassified as .5916667 shares of the Corporation's Class B Common Stock; provided, however, that no fractional
                                          --------  -------
      shares of Class B Common Stock shall be issued or outstanding as a result of such reclassification.

   C. Conversion.

      (i) Prior to the earliest to occur of (A) the date on which shares of Class B Common Stock are distributed to the shareholders of Centocor, Inc. or its successors ("Centocor") as a dividend intended to be on a tax-free basis under the Internal Revenue Code of 1986, as amended from time to time (the "Code") (a "Tax-Free Spin-Off") and (B) the date on which the number of shares of Class B Common Stock outstanding is less than a majority of the aggregate number of shares of Common Stock outstanding and a Tax-Free Spin-Off has not occurred, each share of Class B Common Stock shall be convertible, at the option of the holder thereof, into one share of Class A Common Stock. At the time of a voluntary conversion, the holder of shares of Class B Common Stock shall deliver to the office of the Corporation or any transfer agent for the Class B Common Stock
          (i) the certificate or certificates representing the shares of Class B Common Stock to be converted, duly endorsed in blank or accompanied by proper instruments of transfer and (ii) written notice to the Corporation stating that such holder elects to convert such share or shares and stating the name and address in which each certificate for shares of Class A Common Stock issued upon such conversion is to be issued. Such voluntary conversion shall be deemed to have been effected at the close of business on the date when such delivery is made to the Corporation or such transfer agent of the shares of Class B Common Stock to be converted, and the person exercising such voluntary conversion shall be deemed to be the holder of record of the number of shares of Class A Common Stock issuable upon such conversion at such time. The Corporation shall promptly deliver certificates evidencing the appropriate number of shares of Class A Common Stock to such person.

    (ii) Each share of Class B Common Stock shall automatically convert into one share of Class A Common Stock upon the transfer of such share if, after such transfer, such share is not beneficially owned by Centocor, unless such transfer is effected in connection with a Tax-Free Spin-Off. For purposes of this paragraph (C)(ii), the term "beneficially owned" with respect to shares of Class B Common Stock means ownership by a person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise controls the voting power (which includes the power to vote or to direct the voting of) of such Class B Common Stock.

          In the event of a Tax-Free Spin-Off, the shares of Class B Common Stock distributed, shall automatically convert into shares of Class A Common Stock, on a share-for-share basis, without any other action on the part of the Corporation or any other person, into shares of Class A Common Stock (the "Conversion") on the fifth anniversary of the Tax-Free Spin-Off, unless prior to such Tax-Free Spin-Off, Centocor delivers to the Corporation, an opinion of counsel (which counsel shall be reasonably satisfactory to the Corporation) to the effect that such Conversion would preclude Centocor from obtaining a favorable ruling from the Internal Revenue Service that the distribution would be a Tax-Free Spin-Off under the Code.

          Each share of Class B Common Stock shall automatically convert into one share of Class A Common Stock on the date on which the number of shares of Class B Common Stock outstanding is less than a majority of the aggregate number of shares of Common Stock outstanding and a Tax-Free Spin-Off has not occurred.

          The Corporation shall at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock and its issued Common Stock held in its treasury for the purpose of effecting any conversion of the Class B Common Stock pursuant to this paragraph C(ii), the full number of shares of Class A Common Stock then deliverable upon any such conversion of all outstanding shares of Class B Common Stock.

          The Corporation will provide notice of any automatic conversion of shares of Class B Common Stock to holders of record of the Common Stock not less than 30 nor more than 60 days prior to the date fixed for such conversion; provided, however, that if the timing or nature
                               --------  -------
          of the effectiveness of an automatic conversion makes it impracticable to provide at least 30 days' notice, the Corporation shall provide such notice as soon as practicable. Notice of such conversion shall be provided by first class mail, postage prepaid, to each holder of record of the Common Stock, at such holder's address as it appears on the transfer books of the Corporation; provided, however, that no
                                                 --------  -------
          failure to give such notice nor any defect therein shall affect the validity of the automatic conversion of any shares of Class B Common Stock. Each such notice shall state, as appropriate, the following:

            (a)   the automatic conversion date;

            (b) that all outstanding shares of Class B Common Stock are automatically converted;

            (c) the place or places where certificates for such shares are to be surrendered for conversion; and

            (d) that no dividends will be declared on the shares of Class B Common Stock converted after such conversion date.

         Immediately upon such conversion, the rights of the holders of shares of Class B Common Stock as such shall cease and such holders shall be treated for all purposes as having become the record owners of the shares of Class A Common Stock issuable upon such conversion; provided,
                                                                       --------
         however, that such persons shall be entitled to receive when paid any
         -------
         dividends declared on the Class B Common Stock as of a record date preceding the time of such conversion and unpaid as of the time of such conversion.

         As promptly as practicable after the time of conversion, upon the delivery to the Corporation of certificates formerly representing shares of Class B Common Stock, the Corporation shall deliver or cause to be delivered, to or upon the written order of the record holder of the surrendered certificates formerly representing shares of Class B Common Stock, a certificate or certificates representing the number of fully paid and nonassessable shares of Class A Common Stock into which the shares of Class B Common Stock formerly represented by such certificates have been converted in accordance with the provisions of this paragraph C(ii).

   (iii) Subject to the provisions of this paragraph C(iii) following a Tax-Free Spin-Off, (A) each share of Class A Common Stock shall be convertible at the option of the holder thereof into one share of Class B Common Stock on the date on which any person (other than Centocor or any of its affiliates) or any group of persons (other than a group composed of Centocor and/or one or more of its affiliates) (a "Group") agreeing to act together for the purpose of acquiring, holding, voting or disposing of shares of Class B Common Stock, shall make an offer, which the Board of Directors of the Corporation determines in its sole discretion to be "bona fide", to holders of Class B Common Stock to purchase 5% or more of the issued and outstanding shares of such Class B Common Stock for cash or a combination of cash and other securities or property and (B) each share of Class B Common Stock shall be convertible at the option of the holder thereof into one share of Class A Common Stock on the date on which any person (other than Centocor or any of its affiliates) or any Group agreeing to act together for the purpose of acquiring, holding, voting or disposing of shares of Class A Common Stock, shall make an offer, which the Board of Directors of the Corporation determines in its sole discretion to be "bona fide", to holders of Class A Common Stock to purchase 5% or more of the issued and outstanding shares of Class A Common Stock for cash or a combination of cash and other securities or property. The Corporation will provide notice in writing, by first class mail, postage prepaid, to each holder of the class of Common Stock entitled to be converted, by reason of any offer referred to in the foregoing clauses (A) and (B), at such holder's address as it appears on the transfer books of the Corporation. The Common Stock shall be convertible under this paragraph C(iii) as long as such offer shall remain in effect. Notwithstanding the foregoing, each share of Common Stock converted into a share of the other class of Common Stock pursuant to this paragraph (C)(iii) and not purchased pursuant to such offer prior to the termination, rescission or completion thereof, as determined by the Board of Directors of the Corporation in its sole discretion, shall automatically be reconverted into a share of Common Stock of the class from which it was converted pursuant to this paragraph (C)(iii) upon the earliest to occur of the termination, recession or completion of such offer, as so determined by the Board of Directors of the Corporation.

         Any conversion pursuant to this paragraph (C)(iii) may be effected at the office of the Corporation or any transfer agent for the Common Stock and at such other place or places, if any, as the Board of Directors of the Corporation may designate. Upon conversion pursuant to this paragraph (C)(iii), the Corporation shall make no payment or adjustment on account of dividends accrued or in arrears on Common Stock surrendered for conversion or on account of any dividends on Common Stock issuable on such conversion. Before any holder of Common Stock shall be entitled to convert such Common Stock into the other class of Common Stock pursuant to this paragraph (C)(iii), such holder shall surrender the certificate or certificates for such Common Stock at the office of said transfer agent (or other place as provided above). Such certificate(s), if the Corporation shall so request, shall be duly endorsed to the Corporation or in blank or accompanied by proper instruments of transfer to the Corporation or in blank (such endorsements or instruments of transfer to be in form satisfactory to the Corporation). Such certificate(s) shall be accompanied by a written notice to the Corporation at said office stating that such holder elects to convert all or a specified number of Common Stock represented by such certificate(s) in accordance with this paragraph (C)(iii) and stating the name(s) in which such holder desires the certificate(s) representing the shares of stock to be issued. The Corporation will, as soon as practicable after deposit of the certificate(s) for the class of Common Stock to be converted, accompanied by the written notice and the statements prescribed above, issue and deliver at the office of said transfer agent (or other place as provided above) to the person for whose account such Common Stock was so surrendered, or to such person's nominee or nominees, a certificate or certificates for the number of shares of such other series of Common Stock to which such holder shall be entitled as aforesaid.

         Any certificate of Common Stock issued in connection with a conversion pursuant to this paragraph (C)(iii) shall bear a legend substantially to the effect of the last sentence of the first subparagraph of this paragraph (C)(iii), until such certificate shall be transferred to the person(s) making the offer, entitling a holder of Common Stock to reconvert such Common Stock pursuant to this paragraph (C)(iii).

         Any conversion pursuant to this paragraph (C)(iii) shall be deemed to have been made as of the date of surrender of the Common Stock to be converted; and the person or persons entitled to receive the Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such Common Stock on such date.

    (iv) Concurrently with any conversion of any share of one class of Common Stock into the other class of Common Stock effected pursuant to paragraphs C(i) and C(ii) above, and in the case of a conversion pursuant to paragraph (C)(iii) above, concurrently with the purchase of shares so converted, each share of a class of Common Stock that is converted (i) shall be retired and canceled and shall not be reissued and (ii) shall proportionally decrease the number of shares of Common Stock of such class designated hereby.

6. Subchapters E, F, G, H, I and J of Chapter 25 and Sections 2538 and 2539 of Subchapter D of Chapter 25 of the Pennsylvania Business Corporation Law of 1988, as amended, shall not be applicable to the Corporation.

7. Cumulative voting shall not be applicable in the election of Directors of the Corporation.

8. Any action required or permitted to be taken at a meeting of the shareholders or a class of shareholders of the Corporation may be taken without a meeting upon the written consent of the shareholders who would have been entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote thereon were present and voting. Any such action may be effective immediately upon its authorization, as set forth in the consent. Prompt notice of the action taken shall be given to those shareholders entitled to vote thereon who have not consented. The consent shall be filed with the secretary of the Corporation.


                                      A-7